AMENDMENT #1 TO THE PROMISSORY NOTE
ISSUED ON SEPTEMBER 13, 2022

THIS AMENDMENT #1 to the Note (as defined below) (the "Amendment") is entered into as of February 7, 2023 (the "Effective Date"), by and between RELIANCE GLOBAL GROUP, INC., a Florida corporation (the "Company"), and YES AMERICANA GROUP LLC, a Delaware limited liability company (the "Holder") (collectively the "Parties").

BACKGROUND

A. The Company and Holder are the parties to that certain promissory note originally issued by the Company to the Holder on September 13, 2022, in the original principal amount of $1,500,000.00 (as amended from time to time, the "Note"); and

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The Company hereby acknowledges the receipt from Holder of $345,000.00 on various days between January 23, 2023 and February 2, 2023, and accordingly, the Parties acknowledge and agree that the principal amount of the Note has been increased to $1,845,000.00.

2. All references to "Payee" in the Note shall be replaced with "Holder".

3. The Maturity Date (as defined in the Note) shall be amended to January 15, 2026.

4. Section 1 of the Note shall be replaced in the entirety with the following:

> "1. If the Note is not paid on the Maturity Date, or if the Maker shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, then, and upon the happening of any such event, the Payee at its option, may declare the entire unpaid balance of the principal hereunder immediately due and payable with interest thereon as hereinabove provided, provided, however, that in the event the interest rate under this Note would violate any applicable usury law, the interest rate shall be the highest lawful interest rate permitted under such usury law."

5. Section 2 of the Note shall be deleted in the entirety.

6. The Holder shall have the right, at any time and from time to time, on or after the Effective Date, to convert the outstanding principal and accrued interest under the Note into shares of the Company's common stock ("Common Stock") at a price per share equal to the Minimum Price (as defined herein), subject to adjustments for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock. "Minimum Price" shall mean the price that is the lower of: (i) the closing price of the Common Stock (as reflected on Nasdaq.com) immediately preceding the signing of this Amendment; or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of this Amendment. The number of Common Stock to be issued upon each conversion of the Note (the "Conversion Shares") shall be determined by dividing the conversion amount by the Minimum Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Company by the Holder by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 11:59 p.m., New York, New York time on such conversion date (each a "Conversion Date"). Upon receipt by the Company from the Holder of a facsimile transmission or e-mail (or by other means resulting in, or reasonably expected to result in, notice) of a Notice of Conversion, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder the Conversion Shares within five (5) business days after such receipt.

7. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

RELIANCE GLOBAL GROUP, INC.

By:____________________________
Name: Joel Markovits
Title: Chief Financial Officer

YES AMERICANA GROUP LLC

By:____________________________
Name: Debra Beyman
Title: Member

EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $___________ of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note ("Common Stock") as set forth below, of **RELIANCE GLOBAL GROUP, INC.**, a Florida corporation (the "Company"), according to the conditions of the promissory note of the Company dated as of September 13, 2022 (as amended from time to time, the "Note"), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐ The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker:
Account Number:

☐ The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

☐ The undersigned hereby requests that the Company issue a book entry statement for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of Conversion:	
Applicable Conversion Price:	$
Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Note:	_____
Amount of Principal Balance Due remaining Under the Note after this conversion:	

By:
Name:
Title:
Date: